UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No.      )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

CytRx Corporation
(Name of Registrant as Specified in Its Charter)

JERALD A. HAMMANN
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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August 24, 2020

Jerald Hammann has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes to elect himself as a member of the CytRx Corporation Board of Directors and to solicit votes against a proposal made by the Company.

On August 21, 2020, the Company and Hammann entered into a Cooperation Agreement relating to proposals made by the Company to be voted upon at its upcoming Shareholder Meeting. As one of the terms of the Cooperation Agreement, Hammann will not vote any proxies received from stockholders of the Company on the WHITE proxy card at the Shareholder Meeting. Any stockholder wishing to vote on the proposals made by the Company can do so on the Company's BLUE proxy card.